UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On May 3, 2018, Newmark Group, Inc. (the “Registrant,” “we,” “us,” “Newmark,” or the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2018. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Except as indicated below, the information in this Item 2.02 and Exhibit 99.1 attached to this Current Report on Form 8-K are being furnished under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing and as set forth below.

In the press release, the Registrant uses non-GAAP financial measures including, but not limited to, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings,” which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. Newmark believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for, among other things, dividends and/or distributions to Newmark’s common stockholders and holders of Newmark Holdings partnership units during any period.

As compared with items such as “Income (loss) before income taxes and noncontrolling interests” and “Net income (loss) for fully diluted shares” all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash compensation and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of Newmark.

Adjustments Made to Calculate Pre-Tax Adjusted Earnings

Newmark defines pre-tax Adjusted Earnings as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries, excluding certain items such as:

*	Non-cash asset impairment charges, if any;

*	Allocations of net income to limited partnership units;

*	Non-cash charges related to the amortization of intangibles with respect to acquisitions;

*	Non-cash charges relating to grants of exchangeability to limited partnership units.

Virtually all of the Company’s key executives and producers have partnership or equity stakes in the Company and receive deferred equity or limited partnership units as part of their compensation. A significant percentage of Newmark’s fully diluted shares are owned by the Company’s executives, partners and employees. The Company issues limited partnership units and grants exchangeability to unit holders to provide liquidity to Newmark’s employees, to align the interests of the Company’s employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

When the Company issues limited partnership units, the shares of common stock into which the units can be ultimately exchanged are included in Newmark’s fully diluted share count for Adjusted Earnings at the beginning of the subsequent quarter after the date of grant. Newmark includes such shares in the Company’s fully diluted share count when the unit is granted because the unit holder is expected to be paid a pro-rata distribution based on Newmark’s calculation of Adjusted Earnings per fully diluted share and because the holder could be granted the ability to exchange their units into shares of common stock in the future. Non-cash charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of non-cash charges relating to grants of exchangeability the Company uses to calculate pre-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings.”

Adjusted Earnings also excludes non-cash GAAP gains attributable to originated mortgage servicing rights (which Newmark refer to as “OMSRs”) and non-cash GAAP amortization of mortgage servicing rights (which the Company refers to as “MSRs”). Under GAAP, the Company recognizes OMSRs gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. Subsequent to the initial recognition at fair value, MSRs are carried at the lower of amortized cost or fair value and amortized in proportion to the net servicing revenue expected to be earned. However, it is expected that any cash received with respect to these servicing rights, net of associated expenses, will increase Adjusted Earnings (and Adjusted EBITDA) in future periods.

Additionally, Adjusted Earnings calculations exclude certain unusual, one-time or non-recurring items, if any. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing, ordinary operations of Newmark. Newmark’s definition of Adjusted Earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. Management believes that excluding such gains and charges also best reflects the ongoing operating performance of Newmark.

Adjustments Made to Calculate Post-Tax Adjusted Earnings

Because Adjusted Earnings are calculated on a pre-tax basis, Newmark also intends to report post-tax Adjusted Earnings to fully diluted stockholders. Newmark defines post-tax Adjusted Earnings to fully diluted stockholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, Newmark estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability to limited partnership units during the annual period. The resulting annualized tax rate is applied to Newmark’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, Newmark first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include non-cash charges with respect to grants of exchangeability, certain charges related to employee loan forgiveness, certain net operating loss carryforwards when taken for statutory purposes, and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these previously described adjustments, the result is the Company’s taxable income for Newmark’s pre-tax Adjusted Earnings, to which the Company then applies the statutory tax rates. This amount is the Company’s non-GAAP tax provision. Newmark views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of Newmark’s non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of non-cash charges relating to the grants of exchangeability to limited partnership units. Because the non-cash charges relating to the grants of exchangeability are deductible in accordance with applicable tax laws, increases in exchangeability have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing Newmark’s post-tax Adjusted Earnings.

Management uses post-tax Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

Newmark incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., Newmark is expected to operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Pre-Tax and Post-Tax Adjusted Earnings per Common Share

Newmark’s Adjusted Earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

*	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for Adjusted Earnings excludes certain shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to Newmark’s common stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per fully diluted share. Newmark may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of pre-tax Adjusted Earnings using the fully diluted share count. The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its board of directors using the fully diluted share count.

Other Matters with Respect to Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of Newmark’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that Adjusted Earnings measures and the GAAP measures of financial performance should be considered together.

Newmark anticipates providing forward-looking guidance for GAAP revenues and for certain Adjusted Earnings measures from time to time. However, the Company does not anticipate providing an outlook for GAAP results other than revenue. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless Newmark makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

*	Allocations of net income and grants of exchangeability to limited partnership units, which are determined at the discretion of management throughout and up to the period-end;

*	The impact of certain marketable securities, as well as any gains or losses related to associated mark-to-market movements and/or hedging. These items are calculated using period-end closing prices;

*	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and

*	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

Adjusted EBITDA and Adjusted EBITDA Before Allocations to Units Defined

Newmark provides a non-GAAP financial performance measure, “Adjusted EBITDA,” which the Company defines as “Net income (loss) for fully diluted shares” derived in accordance with GAAP and adjusted for the addition of the following items (the last two items of which are discussed further in the section of this document called “Adjustments Made to Calculate Pre-Tax Adjusted Earnings.”)

*	Provision (benefit) for income taxes;

*	Net income (loss) attributable to noncontrolling interest;

*	Employee loan amortization and reserves on employee loans;

*	Interest expense;

*	Fixed asset depreciation and intangible asset amortization;

*	Non-cash charges relating to grants of exchangeability to limited partnership units;

*	Other non-cash charges related to equity-based compensation;

*	Other non-cash income (loss); and

*	Net non-cash GAAP gains related to OMSRs and MSRs amortization.

The Company also discloses “Adjusted EBITDA before allocations to units,” which is Adjusted EBITDA excluding GAAP charges with respect to allocations of net income to limited partnership units. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are included in the fully-diluted share count, and are exchangeable on a one-to-one basis, subject to certain adjustments, into shares of Newmark’s Class A common stock. As these units are exchanged into shares of the Company’s Class A common stock, unit holders will become entitled to cash dividends paid on the shares of the Class A common stock rather than cash distributions in respect of the units. The Company views such allocations as economically equivalent to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded by investors when analyzing Newmark’s results on a fully-diluted basis with respect to Adjusted EBITDA.

The Company’s management believes that these Adjusted EBITDA measures are useful in evaluating Newmark’s operating performance, because the calculations of these measures generally eliminate the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses these measures to evaluate operating performance and for other discretionary purposes. Newmark believes that these Adjusted EBITDA measures are useful to investors to assist them in achieving a more complete picture of the Company’s financial condition and results of operations.

Because these Adjusted EBITDA measures are not recognized measurements under GAAP, investors should use these measures in addition to “Net income (loss) for fully diluted shares” when analyzing Newmark’s operating performance. Because not all companies use identical Adjusted EBITDA calculations, the Company’s presentation of these Adjusted EBITDA measures may not be comparable to similarly-titled measures of other companies. Furthermore, these Adjusted EBITDA measures are not intended to be measures of free cash flow or GAAP cash flow from operations, because these Adjusted EBITDA measures do not consider certain cash requirements, such as tax and debt service payments.

See the reconciliation table “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA” elsewhere in this document for additional information on this topic.

Liquidity Defined

Newmark may also use a non-GAAP measure called “liquidity.” The Company considers liquidity to be comprised of the sum of cash and cash equivalents plus marketable securities that have not been financed, reverse repurchase agreements, and securities owned, less securities loaned and repurchase agreements. The Company considers this an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.

Proposed Spin-Off of Newmark

BGC has advised Newmark that it currently expects to pursue a distribution to its stockholders of all of the Class A common shares and Class B common shares of Newmark that BGC then owns (the “spin-off”) in a manner that is intended to qualify as generally tax-free for U.S. federal income tax purposes. As currently contemplated, shares of Class A common stock of Newmark held by BGC would be distributed to the holders of shares of Class A common stock of BGC, and shares of Class B common stock of Newmark held by BGC would be distributed to the holders of shares of Class B common stock of BGC.

Had the spin-off occurred immediately following the close of the first quarter of 2018, the ratio of Newmark common shares to be distributed in respect of each BGC common share would have been approximately 0.4702. However, the exact ratio of Newmark common shares to be distributed in respect of each BGC common share in the spin-off will depend on, among other things, the number of BGC common shares outstanding and the number of Newmark common shares (including Newmark common shares underlying units of Newmark Partners, L.P.) owned by BGC as of the record date of the spin-off. The spin-off is subject to a number of conditions, and BGC may determine not to proceed with the spin-off if the BGC board of directors determines, in its sole discretion, that the spin-off is not in the best interest of BGC and its stockholders. Accordingly, the spin-off may not occur on any expected timeframe, or at all.

Please see the section titled “Item 13—Certain Relationships and Related Transactions, and Director Independence—Separation and Distribution Agreement—The Distribution” and “Item 13—Certain Relationships and Related Transactions, and Director Independence—Separation and Distribution Agreement— BGC Partners Contribution of Newmark OpCo Units Prior to the Distribution” in Newmark’s amended 2017 annual report on Form 10-K/A for additional information regarding the proposed distribution.

The information set forth under the heading “Dividend Information” set forth in Exhibit 99.1 to this Current Report on Form 8-K is being filed under Item 2.02 of Form 8-K and shall be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing. All other information set forth in Exhibit 99.1 is being furnished.

Discussion of Forward-Looking Statements about Newmark and BGC Partners, Inc.

Statements in this document and the attached press release regarding Newmark and BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, Newmark and BGC undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s and BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Newmark Group, Inc. press release dated May 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: May 3, 2018	By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick
Title: Chairman

[Signature Page to Form 8-K, dated May 3, 2018, regarding Newmark Group, Inc.’s first quarter 2018 Earnings Release]